EXHIBIT 32

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the following certifications are being made to accompany the Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended April 26, 2008:

Certification of Chief Executive Office (1)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Neiman Marcus, Inc. (the Company) hereby certifies, to such officer’s knowledge, that:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 26, 2008 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 4, 2008	/s/ BURTON M. TANSKY
Burton M. Tansky President and Chief Executive Officer

Certification of Chief Financial Office (1)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Neiman Marcus, Inc. (the Company) hereby certifies, to such officer’s knowledge, that:

(i) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended April 26, 2008 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 4, 2008	/s/ JAMES E. SKINNER
James E. Skinner Executive Vice President and Chief Financial Officer

(1) A signed original for this written statement required by Section 906 has been provided to Neiman Marcus, Inc. and will be retained by Neiman Marcus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.